UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         October 9, 2018

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)
NEVADA
(State or other jurisdiction of incorporation)
001-32373	27-0099920
(Commission File Number)	(IRS Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA	89109
(Address of principal executive offices)	(Zip Code)

(702) 414-1000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2018, Las Vegas Sands Corp. (“LVSC”) and its wholly-owned subsidiary, Las Vegas Sands, LLC (together with LVSC, the “Company”), and Lawrence A. Jacobs, the Executive Vice President, Global General Counsel and Secretary of the Company, entered into a First Amendment to Letter Agreement amending certain terms of Mr. Jacobs’ employment agreement dated August 23, 2016 to provide for, among other things, (1) full payment of his $890,000 Bonus Incentive for 2018 on or before December 31, 2018, (2) pro rata payment of his Bonus Incentive for 2019 should the termination of his employment occur after December 31, 2018, and (3) acceleration of the vesting date of Mr. Jacobs’ next tranche of 66,667 stock options from September 6, 2019 to his date of departure, if such departure occurs after March 31, 2019. The foregoing summary is qualified in its entirety by reference to the complete text of the First Amendment to Letter Agreement, a copy of which is attached as Exhibit 10. 1 to this Current Report on Form 8-K and incorporated herein by reference. Mr. Jacobs has expressed his desire to pursue other opportunities and interests.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
10.1	First Amendment to Letter Agreement, dated October 9, 2018 between Lawrence A. Jacobs and Las Vegas Sands Corp. and Las Vegas Sands, LLC.

INDEX TO EXHIBITS

10.1	First Amendment to Letter Agreement, dated October 9, 2018 between Lawrence A. Jacobs and Las Vegas Sands Corp. and Las Vegas Sands, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 10, 2018

LAS VEGAS SANDS CORP.
By:	/S/ PATRICK DUMONT
Patrick Dumont Executive Vice President and Chief Financial Officer